UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 28, 2013

LASALLE HOTEL PROPERTIES
(Exact name of registrant as specified in its charter)

Maryland	1-14045	36-4219376
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3 Bethesda Metro Center
Suite 1200
Bethesda, Maryland 20814
(Address of principal executive offices)
Registrant’s telephone number, including area code: (301) 941-1500
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

•	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

•	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.    REGULATION FD DISCLOSURE.
On August 28, 2013, LaSalle Hotel Properties (the “Company”) issued press releases announcing the Company’s acquisition, in separate transactions, of the Serrano Hotel in San Francisco, California for $71.5 million and the Southernmost Hotel Collection in Key West, Florida for $184.5 million. Copies of such press releases are furnished as Exhibits 99.1 and 99.2 to this report.

ITEM 8.01.    OTHER EVENTS.
The Company acquired the Serrano Hotel in San Francisco, California for $71.5 million. The acquisition was funded with borrowings under the Company’s senior unsecured credit facility. The 236-room Serrano Hotel is located at 405 Taylor Street in San Francisco's Theater District. In addition, the Company acquired the 260-room Southernmost Hotel Collection in Key West, Florida for $184.5 million. The Southernmost Hotel Collection consists of the Southernmost on the Beach, Southernmost Hotel in the USA and La Mer Hotel & Dewey House. The acquisition was funded with borrowings under the Company’s senior unsecured credit facility.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated August 28, 2013
99.2	Press release dated August 28, 2013
The information contained in the press releases attached as Exhibits 99.1 and 99.2 to this report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Furthermore, the information contained in the press releases attached as Exhibits 99.1 and 99.2 to this report shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 28, 2013	LASALLE HOTEL PROPERTIES

	BY:	/s/ Bruce A. Riggins
Bruce A. Riggins
Chief Financial Officer, Executive Vice President and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated August 28, 2013
99.2	Press release dated August 28, 2013